UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 24, 2008
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or Other Jurisdiction of Incorporation)	1-8226 (Commission File Number)	74-2144774 (IRS Employer Identification No.)
10370 Richmond Ave., Suite 600
Houston, TX 77042
(Address of principal executive office and zip code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.
     On September 4, 2008, Howard G. Ahrens filed a class action petition in a case Howard G. Ahrens, On Behalf of Itself and All Others Similarly Situated vs. Grey Wolf, Inc., Frank M. Brown, William T. Donovan, Thomas P. Richards, Robert E. Rose, Trevor Turbidy, Steven A. Webster, and William R. Zeigler (Cause No. 2008-53565), in the District Court of Harris County, Texas 127th Judicial District. The petitioner alleges that he is a shareholder of Grey Wolf, Inc. (the “Company”). This lawsuit alleges that the Company’s directors breached their fiduciary duties owed to the Company’s shareholders in connection with the Company’s proposed merger with Precision Drilling Trust (“Precision”) by, among other things, failing to take steps to maximize the value of the Company to its public shareholders. Additionally, the plaintiff alleges that the Company aided and abetted the alleged breach of fiduciary duty by the Company’s directors. The plaintiff seeks to enjoin the proposed merger and also asks for other relief, including an award of attorneys’ and experts’ fees. This litigation is in its very early stages; however the Company believes that this lawsuit is without merit and intends to defend the lawsuit vigorously.
     In addition, on September 11, 2008, Charles J. Crane filed a shareholder derivative petition in a case styled Charles J. Crane Derivatively On Behalf of Grey Wolf vs. Thomas P. Richards, William R. Ziegler, William T. Donovan, Steven A. Webster, Robert E. Rose, Frank M. Brown, Trevor M. Turbidy; Precision Drilling Trust, Precision Drilling Corporation, and Precision Lobos Corporation; Cause No. 2008-55129; In the 269th District Court of Harris County. The plaintiff asserts that he is a shareholder of the Company. This lawsuit alleges that the Company’s directors breached their fiduciary duties owed to the Company’s shareholders in connection with the Company’s proposed merger with Precision by, among other things, permitting Precision to attempt to eliminate the public shareholders’ equity interest in the Company pursuant to a defective sales process and permitting Precision to buy the Company for an unfair price. The plaintiff then alleges that Precision and its merger sub aided and abetted this alleged breach of fiduciary duty by the Company’s directors. The plaintiff seeks to enjoin the proposed merger and also asks for other relief, including an award of attorneys’ and experts’ fees. This litigation is in its very early stages as no defendant has been served or required to answer as yet; however the Company believes that this lawsuit is without merit and intends to defend the lawsuit vigorously.
Additional Information and Where to Find It
     In connection with the proposed merger, Precision will file a registration statement, which will include a proxy statement of the Company and other materials, with the Securities and Exchange Commission. PROSPECTIVE INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PRECISION, PRECISION LOBOS CORPORATION AND THE PROPOSED MERGER. Prospective investors and security holders may obtain a free copy of the registration statement and the proxy statement/prospectus when they are available and other documents containing information about the Company and Precision, without charge, at the SEC’s web site at www.sec.gov, at

Precision’s website at www.precisiondrilling.com, and at the Company’s website at www.gwdrilling.com. Copies of the registration statement and the proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either Investor Relations, Precision Drilling Trust, (403) 716-4500 or to Investor Relations, Grey Wolf, Inc., (713) 435-6100.
Participants in the Solicitation
     The Company and Precision and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock can be found in the Company’s proxy statement for its 2008 annual meeting of shareholders as filed with the SEC on April 8, 2008. Information concerning directors and certain of executive officers of Precision is included in its Annual Report on Form 40-F on file with the SEC. Additional information about the interests of such persons in the solicitation of proxies in respect of the proposed merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed merger.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 24, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann
Executive Vice President and Chief Financial Officer

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